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                                                                  EXHIBIT (8)(l)

     SCUDDER VARIABLE LIFE INVESTMENT FUND PARTICIPATION AGREEMENT AMENDMENT

                                 AMENDMENT NO. 1

        The Participation Agreement by and between SCUDDER VARIABLE LIFE INVESTMENT FUND and Farmers New World Life Insurance Company dated April 14, 2000 (the "Agreement") is hereby amended as follows:

        Schedule B is revised to read:

                                   SCHEDULE B

                PORTFOLIOS

                Money Market Portfolio
                Global Discovery Portfolio (Class A Shares)
                Growth and Income Portfolio (Class A Shares)
                International Portfolio (Class A Shares)
                Bond Portfolio (Class A Shares)


                IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of April 2, 2001.


                                        FARMERS NEW WORLD LIFE INSURANCE COMPANY


                                        By:    /s/ John R. Patton
                                           -------------------------------------
                                        Name:  John R. Patton
                                        Title: Secretary


                                        SCUDDER VARIABLE LIFE INVESTMENT FUND

                                        By:    /s/ Linda C. Coughlin
                                           -------------------------------------
                                        Name:  Linda C. Coughlin
                                        Title: President